Exhibit 8.1

Significant Subsidiaries

The table below lists the Company's significant subsidiaries as of December 31, 2021:

Name	Vessel / Activity	Incorporation	Ownership Percentage
SFL Energy Inc.	Front Energy	Marshall Islands	100%
SFL Force Inc.	Front Force	Marshall Islands	100%
Front Heimdall Inc	Glorycrown	Liberia	100%
Front Baldur Inc.	Everbright	Liberia	100%
SFL Management AS	Management company	Norway	100%
SFL UK Management Ltd	Management company	United Kingdom	100%
SFL Management (Bermuda) Limited	Management company	Bermuda	100%
SFL Management (Singapore) Pte. Ltd.	Management company	Singapore	100%
SFL Bulk Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Container Holding Limited	Intermediate holding company	Bermuda	100%
SFL Tanker Holding Limited	Intermediate holding company	Bermuda	100%
SFL Capital I Ltd.	Dormant	Bermuda	100%
SFL Capital II Ltd.	Financing	Bermuda	100%
SFL Capital V Ltd.	Dormant	Bermuda	100%
SFL Hudson Inc	SFL Hudson	Liberia	100%
SFL Yukon Inc	SFL Yukon	Liberia	100%
SFL Sara Inc	SFL Sara	Liberia	100%
SFL Humber Inc	SFL Humber	Liberia	100%
SFL Kate Inc	SFL Kate	Liberia	100%
SFL Tyne Inc	Dormant	Liberia	100%
SFL Clyde Inc	Dormant	Liberia	100%
SFL Dee Inc	Dormant	Liberia	100%
SFL Trent Inc	Dormant	Liberia	100%
SFL Medway Inc	Dormant	Liberia	100%
SFL Spey Inc	Dormant	Liberia	100%
SFL Kent Inc	Dormant	Liberia	100%
SFL Sea Cheetah Limited	Dormant	Cyprus	100%
SFL Sea Halibut Limited	Dormant	Cyprus	100%
SFL Sea Pike Limited	Dormant	Cyprus	100%
SFL Sea Jaguar Limited	Dormant	Cyprus	100%
SFL Sea Leopard Limited	Dormant	Cyprus	100%
SFL Sea Bear Limited	Dormant	Cyprus	100%
SFL Chemical Tanker Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Chemical Tanker Ltd.	SFL Weser (ex Maria Victoria V)	Marshall Islands	100%
SFL Chemical Tanker II Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Chemical Tanker II Ltd.	SFL Elbe (ex SC Guangzhou)	Marshall Islands	100%
SFL Ace I Company Ltd.	Dormant	Malta	100%
SFL Ace II Company Ltd.	Dormant	Malta	100%
SFL Hercules Ltd.	West Hercules	Bermuda	100%
SFL Deepwater Ltd	Dormant	Bermuda	100%
SFL Linus Ltd	West Linus	Bermuda	100%

Alice Container Inc.	MSC Alice	Marshall Islands	100%
SFL Composer Inc.	Composer	Liberia	100%
SFL Conductor Inc.	Conductor	Liberia	100%
SFL Loire Inc.	San Felipe	Liberia	100%
SFL Seine Inc.	San Felix	Liberia	100%
SFL Somme Inc.	San Fernando	Liberia	100%
SFL Taurion Inc.	San Francisca	Liberia	100%
SFL Kenai Inc.	Sinochart Beijing	Liberia	100%
SFL Crolly Inc.	Min Sheng 1	Liberia	100%
SFL Rufina Inc	MSC Arushi R.	Liberia	100%
SFL Rosanna Inc.	MSC Vaishnavi R.	Liberia	100%
SFL Romana Inc.	MSC Julia R.	Liberia	100%
SFL Roberta Inc.	Santa Roberta	Liberia	100%
SFL Ricarda Inc.	Santa Ricarda	Liberia	100%
SFL Rebecca Inc.	Santa Rebecca	Liberia	100%
SFL Rafaela Inc.	Santa Rafaela	Liberia	100%
SFL Victoria Inc.	MSC Vidhi	Liberia	100%
SFL Virginia Inc.	MSC Margarita	Liberia	100%
SFL Battersea Inc	Battersea	Liberia	100%
SFL Beijing Inc.	Golden Beijing	Liberia	100%
SFL Belgravia Inc.	Belgravia	Liberia	100%
SFL China Inc	KSL China	Liberia	100%
SFL Future Inc	Golden Future	Liberia	100%
SFL Magnum Inc.	Golden Magnum	Liberia	100%
SFL Zheijang Inc.	Golden Zheijang	Liberia	100%
SFL Zhoushan Inc	Golden Zhoushan	Liberia	100%
SFL Sarat Inc.	Maersk Sarat	Liberia	100%
SFL Shivling Holding Inc.	Intermediate holding company	Liberia	100%
SFL Shivling Inc.	Maersk Shivling	Liberia	100%
SFL Skarstind Holding Inc.	Intermediate holding company	Liberia	100%
SFL Skarstind Inc.	Maersk Skarstind	Liberia	100%
SFL Sabine Inc.	SFL Sabine	Liberia	100%
SFL Trinity Inc.	SFL Trinity	Liberia	100%
Nilgun Inc.	Dormant	Liberia	100%
Jemima Inc.	Dormant	Liberia	100%
Belle Inc.	Dormant	Liberia	100%
Rossella Inc.	Dormant	Liberia	100%
Korea Inc.	Dormant	Liberia	100%
Japan Inc.	Dormant	Liberia	100%
Alabama Inc.	Dormant	Liberia	100%
Edith Inc.	Dormant	Liberia	100%
Caitlin Inc.	Dormant	Liberia	100%
Mandy Inc.	Dormant	Liberia	100%
Santhya Inc.	Dormant	Liberia	100%
Giannina Inc.	Dormant	Liberia	100%
Alyssa Inc.	Dormant	Liberia	100%
Himanshi Inc.	Dormant	Liberia	100%

Erminia Inc.	Dormant	Liberia	100%
Rig Holding (Bermuda) Limited	Intermediate Holding Company	Bermuda	100%
SFL TEU Capital Ltd.	Dormant	Bermuda	100%
SFL Axia Inc.	Thalassa Axia	Liberia	100%
SFL Doxa Inc.	Thalassa Doxa	Liberia	100%
SFL Mana Inc.	Thalassa Mana	Liberia	100%
SFL Tyhi Inc.	Thalassa Tyhi	Liberia	100%
SFL Elpida Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Elpida Inc.	Thalassa Elpida	Liberia	100%
SFL Patris Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Patris Inc.	Thalassa Patris	Liberia	100%
SFL Capsan Holding Ltd.	Intermediate Holding Company	Marshall Islands	100%
SFL Vincent Inc.	Cap San Vincent	Marshall Islands	100%
SFL Lazaro Inc.	Cap San Lazaro	Marshall Islands	100%
SFL Juan Inc.	Cap San Juan	Marshall Islands	100%
SFL Ace 1 Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Ace 1 Company Inc.	Asian Ace	Liberia	100%
SFL Ace 2 Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Ace 2 Company Inc.	Green Ace	Liberia	100%
Sarah International Inc.	Dormant	Liberia	100%
England Inc.	Dormant	Liberia	100%
Positano Inc.	Dormant	Liberia	100%
SFL Wisdom Inc.	Landbridge Wisdom	Marshall Islands	100%
Rig Holding Linus Inc.	Intermediate Holding Company	Liberia	100%
Rig Holding Taurus Inc.	Intermediate Holding Company	Liberia	100%
SFL Finance Corporation Ltd.	Intermediate Holding Company	Marshall Islands	100%
River Box Holding Inc.	Intermediate Holding Company	Liberia	49.9%
SFL Zambezi Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Zambezi Inc.	Maersk Zambezi	Liberia	100%
SFL PCTC Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Wolfsburg Inc.	Dormant	Liberia	100%
SFL Emden Inc.	Dormant	Liberia	100%
SFL PCTC Hull No. 21110059 Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL PCTC Hull No. 21110059 Inc.	Dormant	Liberia	100%
SFL PCTC Hull No. 21110060 Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL PCTC Hull No. 21110060 Inc.	Dormant	Liberia	100%
SFL Hawaii Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Hawaii Inc.	SFL Hawaii	Liberia	100%
SFL Maui Holding Inc.	Intermediate Holding Company	Liberia	100%
SFL Maui Inc.	SFL Maui	Liberia	100%
SFL Sicily Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Sicily Inc.	Marlin Sicily	Marshall Islands	100%
SFL Santorini Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Santorini Inc.	Marlin Santorini	Marshall Islands	100%
SFL Shikoku Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Shikoku Inc.	Marlin Shikoku	Marshall Islands	100%
SFL Tiger Holding Inc.	Intermediate Holding Company	Marshall Islands	100%

SFL Tiger Inc.	SFL Tiger	Marshall Islands	100%
SFL Puma Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Puma Inc.	SFL Puma	Marshall Islands	100%
SFL Panther Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Panther Inc.	SFL Panther	Marshall Islands	100%
SFL Lion Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Lion Inc.	SFL Lion	Marshall Islands	100%